EXHIBIT 99.1

Vsource® Announces Results for Fiscal 2005

LA JOLLA, Calif. – May 12, 2005 – Vsource, Inc. (OTCBB: VSCE.OB), today announced its financial results for its fiscal year ending January 31, 2005 ("Fiscal 2005").

From 2001 to 2004, the Company provided Fortune 500 and Global 500 companies with customizable and comprehensive business process outsourcing (BPO) solutions into and across the Asia-Pacific region. As previously announced and as a result of an exchange offer (the Exchange Offer) and related transactions completed on November 22, 2004, the Company disposed of its ownership interest in Vsource Asia Berhad, its former principal operating subsidiary, and therefore no longer provides BPO services. Since the completion of the Exchange Offer, the Company's only active business operations consist of limited consulting services. Accordingly, the results of the BPO-related operations conducted by Vsource Asia have been classified as discontinued. In Fiscal 2005 and through the Exchange Offer, Vsource Asia generated $13.9 million in revenues or approximately 96% of the Company's combined revenues. This release presents the Company's results from its limited consulting services, and excludes revenues and expenses from the discontinued BPO-related operations.

Revenue for fiscal 2005 totaled $0.254 million, compared to zero for the same prior year period ("Fiscal 2004"). The Company reported a net profit available to common shareholders of $37.4 million or $18.37 and $17.92 per basic and diluted share respectively for fiscal 2005. Net profit available to common shareholders during Fiscal 2005 included credit arising on exchange of preferred stock resulting from the Exchange Offer of $34.3 million, offset by non-cash charges of $12.2 million from deemed non-cash dividends to preferred shareholders. The Company recorded deemed non-cash dividends to preferred shareholders of $11.9 million for Fiscal 2004 when it reported a net loss available to common shareholders of $23.2 million or $12.15 per basic share.

The Company's earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash expenses ("Adjusted EBITDA"), were a gain of $17.1 million for Fiscal 2005, compared with Adjusted EBITDA loss of $9.0 million, adjusted to exclude non-cash stock-based compensation charges of $0.1 million, for Fiscal 2004. Adjusted EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in the notes to the consolidated financial statements included in this release. Net cash as of January 31, 2005 totaled $1.1 million, compared to $0.3 million as of January 31, 2004.

As of March 31, 2005, the Company had approximately $0.5 million in cash, cash equivalents and marketable securities and also had amounts owed to it from Vsource Asia totaling $1.739 million. These amounts relate to legacy inter-company obligations when Vsource Asia was a subsidiary of the Company, prior to the completion of the Exchange Offer in November 2004. The Company is in discussions with Vsource Asia and its parent Symphony House Berhad to finalize payment arrangements in respect of this obligation. Because of the uncertainty of the full repayment of the Vsource Asia obligation, the Company has made an estimated discount of $0.783 million against it and currently values the asset at $0.956 million.

The Company intends to continue to consider a potential sale of the Company; liquidation and distribution of remaining assets to shareholders; and potential acquisition opportunities. In respect of potential acquisitions, the Company has not identified a specific industry on which it intends to focus; however, drawing on the Company's BPO background, it may consider small- to medium-sized business service companies in the United States, Europe and Japan that can benefit from the "productivity arbitrage" derived from the migration of operations involving high volume transaction processing to Asia and/or business services companies operating in Asia. In the case of a sale or acquisition, the Company may pursue additional funding opportunities. The Company has no present arrangements or understandings with respect to the sale of the Company or the acquisition of any specific business.

Investors should carefully review the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2005 for a more detailed description of the Company's financial results.

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Vsource, Inc. Consolidated Statements of Income (in thousands, except per share data)

	Fiscal year ended January 31,
	2005		2004

Revenue	$254		$0
Operating Expenses
Cost of revenue	161		0
Selling, general and administrative	2,342		3,875
Amortization of stock-based compensation expense	0		52
Expenses related to terminated merger with TEAM America	0		1,467
Total expenses	2,503		5,394
Operating loss	(2,249)		(5,394)
Other interest income	2		32
Income tax expense	(5)		0
Net loss from continuing operations after taxation	$(2,252)		$(5,362)
Discontinued operations
Income/(loss) from discontinued operations before taxation	17,491		(5,985)
Income tax benefit/(expense)	3		(22)
Income/(loss) from discontinued operations after taxation	17,494		(6,007)
Net income/(loss)	15,242		(11,369)
Credit arising on exchange	34,363		0
Non-cash deemed dividend to preferred shareholders (1)	(12,219)		(11,877)
Net income/(loss) available to common shareholders	$37,386		$(23,246)
Basic earnings/(loss) per share available to common shareholders
Continuing operations	$9.77		$(9.01)
Discontinued operations	$8.60		$(3.14)
Total	$18.37		$(12.15)
Weighted average number of common shares outstanding
Basic (2)	2,035,434		1,913,807
Diluted earnings/(loss) per share available to common shareholders
Continuing operations	$9.53	$	n/a
Discontinued operations	$8.39	$	n/a
Total	$17.92	$	n/a
Weighted average number of common shares outstanding
Diluted	2,086,659		n/a
Earnings before interest, taxes, depreciation ∓ amortization excluding non-cash stock compensation expense (3)	$17,130		$(8,998)

(1)	Non-cash deemed dividend for preferred shareholders associated with the amortization of beneficial conversion feature and accretion of redemption value of Series 4-A convertible preferred stock
(2)	Excludes common shares outstanding on an "as converted basis" totaling 51,225 in aggregate associated with preferred stock, warrants and vested employee options outstanding
(3) Reconciliation of Net income/(loss) to Adjusted EBITDA
	Twelve months ended January 31,
	2005		2004

Net income/(loss)	$15,242		$(11,369)
Add:
Other interest expense/(income)	3		(33)
Depreciation and amortization	1,883		2,288
Amortization of stock-based compensation expense	0		94
Provision for income tax	2		22
Adjusted EBITDA	$17,130		$(8,998)

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Vsource, Inc. Consolidated Balance Sheets (in thousands)
	January 31, 2005	January 31, 2004
Assets
Current assets:
Cash	$1,064	$330
Receivable from related party	956	0
Restricted cash	258	275
Prepaid expenses	308	103
Current assets	88	394
Current assets - discontinued operations	0	4,715
Total current assets	2,674	5,817
Property and equipment, net	40	80
Restricted cash, non-current	0	250
Non current assets - discontinued operations	0	4,687
Total assets	$2,714	$10,834

Liabilities, Preferred stock and Shareholders' equity/(deficit)
Current liabilities:
Accounts payable	$497	$202
Accrued expenses	262	1,529
Staff accruals	20	737
Current liabilities - discontinued operations	0	6,082
Total current liabilities	779	8,550
Preferred stock	191	18,875
Shareholders' equity / (deficit)	1,744	(16,591)
Total Liabilities, Preferred stock and Shareholders' equity/(deficit)	$2,714	$10,834

Non-GAAP Financial Measures

This release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, Vsource has provided reconciliation within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Adjusted EBITDA has been presented in this release in order to assist in the analysis of the operating profitability of the company because the company believes this form of measurement eliminates the effects of non-cash charges such as beneficial conversion feature expense, stock-based compensation and depreciation and amortization. Management reviews this form of measurement monthly.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) prospective business opportunities and (ii) our potential strategies for redirecting and financing our business. Forward-looking statements are statements other than historical information or statements of current condition. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the factors detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. These statements speak as of the date of this release, and the Company undertakes no obligation to update these statements in light of future events or otherwise.

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